UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 7, 2010
EMULEX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31353	51-0300558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Merger Agreement
     On June 7, 2010, Emulex Corporation, a Delaware corporation (the “Company”), a wholly owned subsidiary of the Company (“Merger Sub”), ServerEngines Corporation, a Delaware corporation (“ServerEngines”), and Raju Vegesna, as agent for the ServerEngines’ securityholders, entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, subject to the terms and conditions thereof, for the merger of ServerEngines into Merger Sub (the “Merger”), with Merger Sub surviving as a wholly owned subsidiary of the Company (the “Surviving Company”). The consideration payable to the ServerEngines stockholders and option holders under the Merger Agreement is:
(i)	approximately $103 million in cash (subject to reduction for ServerEngines’ debt outstanding at the closing of the Merger and other adjustments set forth in the Merger Agreement); and

(ii)	12,000,000 shares of common stock of the Company:
•	approximately 6,200,000 shares of which are currently estimated will be payable on the closing date of the Merger,

•	approximately 1,800,000 shares of which we currently estimate will be placed into escrow on the closing date of the Merger to secure indemnity obligations, if any, of ServerEngines’ securityholders pursuant to the Merger Agreement, and

•	4,000,000 shares of which are issuable upon achievement of two post-closing milestones, provided that up to 10% of such shares may be payable into escrow (the “Earn Out Shares”).
      The estimated number of shares payable into escrow is based on the closing price of the Company’s shares on June 4, 2010. The exact number of shares that will be placed in escrow will depend on the price of the Company’s stock prior to the closing.
     Pursuant to the Merger Agreement, the Company will also assume ServerEngines’ outstanding debt, including debt owed to the Company, which is currently $25 million, and other liabilities. The indebtedness owed to the Company is subject to increase by up to $3 million per month between the date of the Merger Agreement and the closing of the Merger, if required to fund ServerEngines’ working capital requirements. The Company expects to pay approximately $78 million in cash at closing to the ServerEngines stockholders and for repayment of the assumed indebtedness, excluding that owed to the Company. In addition, ServerEngines has made certain representations and warranties relating to its business in the Merger Agreement, as modified by the disclosure schedules. Pursuant to the terms of the Merger Agreement, the Company will be indemnified for losses suffered as a result of, among other matters, certain breaches of ServerEngines’ representations and warranties and covenants. The Company’s recourse for recovery for such losses is limited to the shares to be placed in escrow, which will be in effect for up to 18 months.
     The consummation of the Merger is conditioned upon the qualification by permit of the shares of common stock of the Company to be issued in the Merger, pursuant to Section 25121 of the California Corporations Code, and to conducting a hearing pursuant to Section 25142 of the California Corporations Code, in order to exempt the issuance of such shares from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the exemption provided by Section 3(a)(10) thereof. The consummation of the Merger is also subject to the approval of the Merger Agreement by the holders of ServerEngines’ preferred stock and the holders of its common stock, and other customary closing conditions.
      Pursuant to the Merger Agreement, all of the shares of Parent common stock issued to Raju Vegesna, Sai Gadiraju and Sujith Arramreddy, ServerEngines’ founders (the “Founders”), at the closing of the Merger, and 50% of the shares of Parent common stock issued to all other ServerEngines stockholders on the closing date of the Merger will be subject to restrictions on transfer through December 31, 2010.
     The Merger Agreement may be terminated by either the Company or ServerEngines upon the occurrence of certain events, including if the Merger has not closed by August 31, 2010, which may automatically be extended to December 7, 2010, under certain circumstances. The Merger Agreement includes other customary termination provisions for both the Company and ServerEngines, including the right of ServerEngines to terminate the Merger Agreement in order to enter into an alternative transaction that constitutes a “Superior Proposal” (as that term is defined in the Merger Agreement). Upon such a termination, ServerEngines is obligated to pay the Company a $10,000,000 termination fee, plus the reasonable out-of pocket costs and expenses incurred by the Company in connection with the negotiation, execution and performance of the Merger Agreement.

     The Merger Agreement provides that, upon the closing of the Merger, the Company will assume each outstanding option to purchase shares of ServerEngines common stock. Each assumed stock option, whether vested or unvested, will be converted into the right to receive, upon exercise of the stock option, the consideration that the holder would have been entitled to receive had the holder been the holder of the shares of ServerEngines common stock issuable upon exercise of the option at the closing of the Merger. In addition, in the event of the release of shares from the escrow or payment of Earn Out Shares, upon vesting of an assumed stock option, the holder will be entitled to receive, regardless of whether or not the stock option is exercised, the number of such escrow shares or Earn Out Shares, as applicable, that the holder would otherwise have been entitled to receive as a holder of the shares of ServerEngines common stock issuable upon exercise of the option immediately prior to the closing of the Merger.
     Concurrently with the entry by the Company into the Merger Agreement, the Company has entered into an employment agreement with Raju Vegesna, the President and CEO of ServerEngines, which provides that he will be employed by the Company after the closing in the position of Chief Strategist. The employment agreement permits Raju Vegesna to remain employed as Chief Executive Officer and the Managing Director of Sify Technologies Limited, a publicly traded company of India. The effectiveness of the employment agreement is conditioned upon the closing of the transaction. The Company also anticipates that offers of employment will be extended to all of the other employees of ServerEngines.
     In connection with entry into the Merger Agreement, the Founders, each entered into a contingent payment agreement, pursuant to which each Founder agreed that, except in limited circumstances, his right to receive his portion of any Earn Out Shares will be contingent on his continued employment with the Company or one of its subsidiaries through the date that the relevant earn out payment is earned.
     The boards of directors of both the Company and ServerEngines have unanimously approved the Merger Agreement, the Merger and the related transactions.
Support Agreements
     Concurrent with and as a condition to the Company entering into the Merger Agreement, each Founder entered into a support agreement with the Company (the “Support Agreements”) pursuant to which they agreed to vote all of the shares of ServerEngines preferred stock and ServerEngines common stock beneficially owned by them in favor of the Merger Agreement, the Merger and the related transactions, and against any alternative, competing or inconsistent transaction. The Support Agreements terminate if the Merger Agreement is terminated. The shares of ServerEngines preferred stock that are subject to the Support Agreements constitute 100% of the outstanding shares of ServerEngines preferred stock as of the date of the Merger Agreement and 67% of the outstanding shares of ServerEngines common stock as of the date of the Merger Agreement.
     The foregoing descriptions of the Merger Agreement and the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1; and the Support Agreements, copies of which are attached hereto as Exhibit 10.1.
     The Merger Agreement is attached as an exhibit hereto to provide you with information regarding the terms of the Merger and is not intended to provide you with any other factual information or disclosure about the Company, ServerEngines or any of their respective subsidiaries. The representations and warranties and covenants contained in the Merger Agreement (i) were made for the purposes of the Merger Agreement and as of a specific date, (ii) were solely for the benefit of the parties to the Merger Agreement, (iii) are subject to limitations, including being qualified by the confidential disclosure schedules of ServerEngines made for the purposes of allocating contractual risk between the parties thereto instead of establishing matters as facts, and (iv) may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be reflected in the Company’s public disclosures. Investors are not third party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations and warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, ServerEngines or their respective subsidiaries.
Item 3.02 Unregistered Sales of Equity Securities.
     The information provided under Item 1.01 is incorporated herein by reference. Pursuant to the Merger Agreement, the Company may issue up to 12,000,000 unregistered shares of its common stock (the “Merger Shares”) as part of the merger consideration payable to the stockholders and option holders of ServerEngines in the Merger. In connection with the Merger, the Company intends to prepare and file an application with the California Commissioner of Corporations in order to seek a permit qualifying the issuance of the Merger Shares under Sections 25121 and 25142 of the California Corporations Code such that the issuance of the Merger Shares shall be exempt, pursuant to Section 3(a)(10) of the Securities Act, from the registration requirements of Section 5 of the Securities Act.
Item 8.01 Other Events.
     On June 7, 2010, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Forward Looking Statements
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: Certain matters set forth in this Current Report on Form 8-K, including statements relating to the Merger, the closing of the Merger, the intention of the Founders to vote for the Merger Agreement and other Merger related transactions, and the competitive ability and position of the combined company, contain forward-looking statements that involve risk and uncertainties. Unless required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The Company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors affecting these forward-looking statements include, but are not limited to, the following: the failure to satisfy the closing conditions to the Merger, including the receipt of ServerEngines’ stockholder approval, obtaining a permit from the California Commissioner of Corporations pursuant to Sections 25121 and 25142 of the California Corporations Code and other regulatory approvals; the possibility that the closing of the Merger may be delayed; the possibility that the anticipated benefits from the Merger cannot be fully realized, if at all, or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of ServerEngines’ operations into the Company will be greater than expected; and other risks inherent in acquisitions of businesses, including unanticipated costs and expenditures, potential changes in relationships with strategic partners, potential contractual or intellectual property issues, and potential impairment charges, including but not limited to goodwill and intangible assets; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; the effect of any actual or potential unsolicited offers to acquire the Company; the Company’s ability to benefit from research and development activities; the Company’s dependence on international sales and internationally produced products; slower than expected growth of the storage networking market or the failure of the Company’s Original Equipment Manufacturer (“OEM”) customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by any such customers, or the failure of such customers to make payments; the rapidly changing nature of technology; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company or the Company OEM customers’ new or enhanced products; the variability in the level of the Company backlog and the variable and seasonal procurement patterns of the Company’s customers; changes in tax rates or legislation; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end mezzanine card products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the

Company’s reliance on third-party suppliers and subcontractors for components and assembly; changes in accounting standards; and the potential effects of global warming and any resulting regulatory changes on the Company’s business. These and other factors could cause actual results to differ materially from those in the forward-looking statements and are discussed in the Company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 10-K and 10-Q, under the caption “Risk Factors.”
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 7, 2010, by and among Emulex Corporation, Tortuga Electronics LLC, ServerEngines Corporation, and Raju Vegesna, as Stockholder Agent (Pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Agreement and Plan of Merger have been omitted; annexes and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

10.1	Support Agreements, each dated June 7, 2010, by and between Emulex Corporation and the parties listed on the signature pages thereto.

99.1	Press Release dated June 7, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 7, 2010

EMULEX CORPORATION
By:	/s/ Michael J. Rockenbach
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated June 7, 2010, by and among Emulex Corporation, Tortuga Electronics LLC, ServerEngines Corporation, and Raju Vegesna, as Stockholder Agent (Pursuant to Item 601(b)(2) of Regulation S-K, annexes and schedules to the Agreement and Plan of Merger have been omitted; annexes and schedules will be supplementally provided to the Securities and Exchange Commission upon request).

10.1	Support Agreements, each dated June 7, 2010, by and between Emulex Corporation and the parties listed on the signature pages thereto.

99.1	Press Release dated June 7, 2010.